Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-47493 and 333-111836 and Form S-8 Nos. 33-39719, 33-38720, 33-62658, 333-42353, 333-46469, 333-61279, 333-61281, 333-53702, 333-53704, 333-60564, 333-61389, 333-89068, 333-102523, 333-102524, 333-112008, and 333-118811 of Actuant Corporation of our report dated October 26, 2004 relating to the financial statements and to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

October 26, 2004